Exhibit 99.2
VF CORPORATION RETURNS TO REVENUE GROWTH FOR THE FULL YEAR IN FY'26
WITH EXPANDED MARGINS AND REDUCED DEBT
Delivered another quarter of revenue growth in Q4'26, led by the Americas region
Vans® Americas Direct-to-Consumer (DTC) returned to growth
Reinstates annual guidance effective FY'27: expects another year of growth and ~8% adjusted operating margin
DENVER, May 20, 2026 – VF Corporation (NYSE: VFC) today reported financial results for its fourth quarter (Q4'26) ended March 28, 2026, and the Company's Board of Directors authorized a quarterly per share dividend of $0.09. These financial results are also reflected in a presentation available on the Investor Relations website at ir.vfc.com.
Bracken Darrell, President and CEO, said: “For the first time in three years, we returned to a full year of growth and expect to keep growing in FY'27. We also significantly expanded margins and reduced our leverage ratio by a full turn vs. LY. In the fourth quarter, we delivered our strongest revenue performance since I joined VF. Both The North Face® and Timberland® continued to deliver global growth. Vans® is starting to show momentum with a return to growth in Americas DTC for the first time in over four years. We remain on track to achieve our medium-term targets, an exit run rate of 10% operating margin in FY'28 and a leverage ratio of 2.5x or lower by FY'28. This has been a strong year for VF and I'm excited about the momentum we are building.”
Disclosed Q4’26 and FY'26 figures are shown on both reported and adjusted excluding Dickies® (“ex Dickies®”) bases
Returned to growth for the full year in FY'26 with expanding margins and reduced debt
•Revenue +1% vs. LY
◦Revenue ex Dickies® +4% vs. LY or +1% C$
◦Recall Dickies® was sold during Q3'26
•FY'26 gross margin (GM) of 54.8%, up 130 bps vs. LY
◦Adjusted GM ex Dickies® of 55.2%, up 110 bps vs. LY
•FY'26 operating income (OI) of $577M and operating margin (OM) of 6.0%, up 280 bps vs. LY
◦Adjusted OI ex Dickies® of $650M and adjusted OM ex Dickies® of 7.0%, up 110 bps vs. LY
•FY'26 free cash flow1 of $405M, up over $90M vs. LY
•FYE'26 leverage ratio of 3.1x vs. LY of 4.1x, and vs. FYE'24 of 5.1x
Q4’26 revenue growth driven by momentum in the Americas; Q4’26 OI ahead of guidance
•Revenue +1% vs. LY
◦Revenue ex Dickies® +8% vs. LY or +3% C$, ahead of guidance of flat to +2% C$ vs. LY
◦Strongest revenue performance in three years (C$, ex Dickies®)
◦Americas region +2% vs. LY; ex Dickies® +10% C$, the region's highest growth since Q1'23
◦The North Face® +12% vs. LY or +7% C$, with the Americas +17% vs. LY or +16% C$
◦Vans® (1%) vs. LY or (5%) C$, with a return to growth in Americas DTC
◦Timberland® +8% vs. LY or +2% C$
•Q4'26 OI of $62M
◦Adjusted OI ex Dickies® of $54M, ahead of guidance of $10M to $30M; normalized2 OI within guidance range
Reinstating annual guidance effective FY'27 with continued growth and expanding margins
•Revenue +1% to +2% C$ vs. LY3
•Adjusted OM of approximately 8%
•Free cash flow flat to up vs. LY1 of $405M
•FYE'27 leverage ratio of 2.6x to 2.9x
1 Excludes $100M net impact of pension termination in FY'26
2 Normalized for tariff receivable and offsetting charges, including restructuring costs
3 Revenue performance excludes Dickies® in FY'26

Webcast Information
VF management will host its fourth quarter Fiscal 2026 conference call beginning at approximately 8:00 a.m. ET today. The conference call will be broadcast live via the Internet, accessible at ir.vfc.com. For those unable to listen to the live broadcast, an archived version will be available at the same location.
Dividend Declared
VF’s Board of Directors declared a quarterly dividend of $0.09 per share. This dividend will be payable on June 18, 2026, to shareholders of record at the close of business on June 10, 2026.
About VF
VF Corporation is a portfolio of leading outdoor and active brands, including The North Face®, Vans®, and Timberland®. VF is committed to providing consumers with innovative products that are rooted in performance and elevated design, while delivering sustainable and long-term value for its employees, communities, and shareholders. For more information, please visit vfc.com.
Financial Presentation Disclosure
All per share amounts are presented on a diluted basis. This release refers to “reported” (R$) and “constant dollar” (C$) or “constant currency” amounts, terms that are described under the heading below “Constant Currency - Excluding the Impact of Foreign Currency.” Unless otherwise noted, “reported” and “constant dollar” or “constant currency” amounts are the same, and amounts will be as “reported” unless otherwise specified. This release also refers to “continuing” and “discontinued” operations amounts, which are concepts described under the heading “Discontinued Operations - Supreme.” Unless otherwise noted, results presented are based on continuing operations. This release also refers to results “excluding Dickies®” and “Adjusted excluding Dickies”, which are described under the heading “Dickies Divestiture”. This release also refers to “adjusted” amounts, a term that is described under the heading “Adjusted Amounts - Excluding Reinvent, Transaction and Deal Related Activities, Pension Settlement Charges, Pension Excise Tax and Non-cash Impairment Charge”. Unless otherwise noted, “reported” and “adjusted” amounts are the same. VF operates and reports using a 52/53 week fiscal year ending on the Saturday closest to March 31 of each year. This release refers to VF's fourth quarter of Fiscal 2026 as Q4'26, and similarly Q4'25 denotes VF's fourth quarter of Fiscal 2025, etc. VF defines “free cash flow” as cash flow from continuing operations less capital expenditures and software purchases and defines “net debt” as long-term debt, the current portion of long-term debt, short-term borrowings, and operating lease liabilities, less cash and cash equivalents per VF's consolidated balance sheet and defines “leverage” as net debt to adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”), which excludes operating lease cost. See the supplemental financial information included with this release for a calculation of adjusted EBITDA, including a reconciliation to the nearest U.S generally accepted accounting principles (“GAAP”) financial measure.
Change in Reportable Segments
VF realigned its reportable segments in the first quarter of Fiscal 2026. VF's updated reportable segments are Outdoor and Active. We have included an “All Other” category for the remaining operating segments that do not meet the quantitative threshold to be disclosed as a separate reportable segment. VF's financial results in this release reflect the new segments for all periods presented.
Dickies Divestiture
On September 15, 2025, VF entered into a definitive agreement with Bluestar Alliance LLC to sell the Dickies® brand business (“Dickies”) and on November 12, 2025, VF completed the sale of Dickies. “Reported” amounts present VF's Fiscal 2026 results in accordance with GAAP and include Dickies results in continuing operations through the date of sale, as the Dickies sale did not qualify for discontinued operations presentation under GAAP. References to results “excluding Dickies®” and “Adjusted excluding Dickies” exclude the results of Dickies for all periods presented. VF believes this non-GAAP presentation provides investors with useful information regarding VF’s current business trends and performance of VF’s operations, post the closing of the sale of Dickies.
Discontinued Operations - Supreme
On July 16, 2024, VF entered into a definitive Stock and Asset Purchase Agreement with EssilorLuxottica S.A. to sell the Supreme® brand business (“Supreme”). On October 1, 2024, VF completed the sale of Supreme. Accordingly, the company has reported the related held-for-sale assets and liabilities as assets and liabilities of discontinued operations and included the operating results and cash flows of the business in discontinued operations for all periods presented, through the date of sale.
Constant Currency - Excluding the Impact of Foreign Currency
This release refers to “reported” amounts in accordance with GAAP, which include translation and transactional impacts from foreign currency exchange rates. This release also refers to both “constant dollar” and “constant currency” amounts, which exclude the impact of translating foreign currencies into U.S. dollars. Reconciliations of GAAP measures to constant currency amounts are presented in the supplemental financial information included with this release, which identifies and quantifies all excluded items, and provides management’s view of why this information is useful to investors.
Adjusted Amounts - Excluding Reinvent, Transaction and Deal Related Activities, Pension Settlement Charges, Pension Excise Tax and Non-cash Impairment Charge
The adjusted amounts in this release exclude costs related to Reinvent, VF's transformation program. Costs, including restructuring charges and project-related costs, were approximately ($8) million in the fourth quarter of Fiscal 2026 and $44 million in Fiscal 2026.
The adjusted amounts in this release exclude transaction and deal related activities associated with the divestiture of Dickies, including expenses and the final pre-tax gain on sale. Total transaction and deal related activities included expenses of approximately $10 million in Fiscal 2026 and a final pre-tax gain on sale of approximately $127 million in Fiscal 2026, which included a reduction to the gain to reflect working capital adjustments of approximately $12 million in the three months ended March 2026.
The adjusted amounts in this release exclude non-cash pension settlement charges of approximately $158 million in the fourth quarter of Fiscal 2026 and $192 million in Fiscal 2026. The pension settlement charges related to the termination of the U.S. qualified plan, which was completed as of the end of Fiscal 2026.
The adjusted amounts in this release exclude pension excise tax of approximately $25 million in the fourth quarter of Fiscal 2026 and in Fiscal 2026, related to the termination of the U.S. qualified plan.
The adjusted amounts in this release exclude a non-cash impairment charge related to the Napapijri reporting unit goodwill of approximately $31 million in Fiscal 2026.
Combined, the above items negatively impacted earnings per share by $0.30 during the fourth quarter of Fiscal 2026 and $0.20 during Fiscal 2026. All adjusted amounts referenced herein exclude the effects of these amounts.
Reconciliations of measures calculated in accordance with GAAP to adjusted amounts are presented in the supplemental financial information included with this release, which identifies and quantifies all excluded items, and provides management’s view of why this information is useful to investors. The company does not provide a reconciliation of forward-looking measures where the company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors and is unable to reasonably predict certain items contained in the GAAP measures without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of the company's control or cannot be reasonably predicted. For the same reasons, the company is unable to address the probable significance of the unavailable information.
Forward-looking Statements
Certain statements included in this release are “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on VF’s expectations and beliefs concerning future events impacting VF and therefore involve several risks and uncertainties. Words such as “will,” “anticipate,” “believe,” “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates may be used to identify forward-looking statements, however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements regarding VF’s plans, objectives, projections and expectations relating to VF’s operations or financial performance, and assumptions related thereto, are forward-looking statements. Forward-looking statements are not guarantees, and actual results could differ materially from those expressed or implied in the forward-looking statements. VF undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Potential risks and uncertainties that could cause the actual results of operations or financial condition of VF to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: the level of consumer demand for apparel, footwear, equipment, and accessories; disruption to VF’s distribution system; changes in global economic conditions and the financial strength of VF’s consumers and customers, including as a result of current inflationary pressures; fluctuations in the price, availability and quality of raw materials and finished products, including as a result of tariffs and geopolitical conflicts; disruption and volatility in the global capital and credit markets; VF’s response to changing fashion trends, evolving consumer preferences and changing patterns of consumer behavior; VF’s ability to maintain the image and value of its brands, including through investment in brand building and product innovation; intense competition from online retailers and other direct-to-consumer business risks; increasing pressure on margins; fluctuations in sales and operating income due to the seasonal nature of its business; retail industry changes and challenges; VF's ability to execute its turnaround program, “The VF Way” operating principles, and other business priorities, including measures to grow revenue and expand margins, streamline and right-size its cost base and strengthen the balance sheet while reducing leverage; VF’s ability to successfully establish a global commercial organization, and identify and capture efficiencies in its business model; any inability of VF or third parties on which it relies to maintain the strength and security of information technology systems; the fact that VF’s facilities and systems, and those of third parties on which it relies, are frequent targets of cyberattacks of varying levels of severity, and may in the future be vulnerable to such attacks, and any inability or failure by VF or such third parties to anticipate or detect data or information security breaches or other cyberattacks, could result in data or financial loss, reputational harm, business disruption, damage to VF’s relationships with customers, consumers, employees and third parties on which it relies, litigation, regulatory investigations, enforcement actions or other negative impacts; any inability by VF or third parties on which it relies to properly collect, use, manage and secure business, consumer and employee data and comply with privacy and security regulations; VF’s ability to adopt new technologies, including artificial intelligence, in a competitive and responsible manner; foreign currency fluctuations; stability of VF’s vendors' manufacturing facilities and VF's ability to establish and maintain effective supply chain capabilities; continued use by VF’s suppliers of ethical business practices; VF’s ability to accurately forecast demand for products; actions of activist and other shareholders; VF’s ability to recruit, develop or retain key executive or employee talent or successfully transition executives; changes in the availability and cost of labor; VF’s ability to protect trademarks and other intellectual property rights; possible goodwill and other asset impairment; maintenance by VF’s licensees and distributors of the value of VF’s brands; VF’s ability to execute acquisitions and dispositions, integrate acquisitions and manage its brand portfolio; VF’s ability to execute, and realize benefits, successfully, or at all, from the completed sale of the Dickies® brand; business resiliency in response to natural or man-made economic, public health, cyber, political or environmental disruptions, including any potential effects from changes in tariffs and international trade policy, or a U.S. federal government shutdown; changes in tax laws and additional tax liabilities; legal, regulatory, political, economic, and geopolitical risks, including those related to the current conflicts in Europe, the Middle East and Asia and tensions between the U.S. and China; changes to laws and regulations; adverse or unexpected weather conditions, including any potential effects from climate change; VF’s indebtedness and its ability to obtain financing on favorable terms, if needed, could prevent VF from fulfilling its financial obligations; VF’s ability to pay and declare dividends or repurchase its stock in the future; climate risks and increased focus on environmental, social and governance issues; VF’s ability to execute on its sustainability strategy and achieve its sustainability-related targets; risks arising from the widespread outbreak of an illness or any other communicable disease, or any other public health crisis; litigation, regulatory proceedings, or any other claims asserted against VF; and tax risks associated with the spin-off of the Jeanswear business completed in 2019. More information on potential factors that could affect VF’s financial results is included from time to time in VF’s public reports filed or furnished with the U.S. Securities and Exchange Commission (SEC), including VF’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Forms 8-K.
Investor Contact:
Allegra Perry
ir@vfc.com

Media Contact:
Colin Wheeler
corporate_communications@vfc.com

VF CORPORATION
Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Twelve Months Ended March 2026
(Unaudited)
(In thousands, except per share amounts)

Three Months Ended March 2026	As Reported under GAAP	Reinvent (a)	Impairment, Pension Settlement Charges and Pension Excise Tax (b)	Transaction and Deal Related Activities (c)	Adjusted	Less: Adjusted Contribution from Dickies (d)	Adjusted Excluding Dickies
Revenues	$2,166,034	$—	$—	$—	$2,166,034	$—	$2,166,034
Gross profit	1,221,928	—	—	—	1,221,928	—	1,221,928
Percent	56.4%				56.4%		56.4%
Selling, general and administrative expenses	1,160,424	7,634	—	—	1,168,058	—	1,168,058
Percent	53.6%				53.9%		53.9%
Operating income	61,504	(7,634)	—	—	53,870	—	53,870
Percent	2.8%				2.5%		2.5%
Diluted loss per share from continuing operations (e)	(0.30)	(0.01)	0.29	0.03	0.00	0.00	0.00

Twelve Months Ended March 2026	As Reported under GAAP	Reinvent (a)	Impairment, Pension Settlement Charges and Pension Excise Tax (b)	Transaction and Deal Related Activities (c)	Adjusted	Less: Adjusted Contribution from Dickies (d)	Adjusted Excluding Dickies
Revenues	$9,605,207	$—	$—	$—	$9,605,207	$309,255	$9,295,952
Gross profit	5,261,715	4,257	—	—	5,265,972	136,662	5,129,310
Percent	54.8%				54.8%		55.2%
Selling, general and administrative expenses	4,654,430	(39,473)	—	(10,194)	4,604,763	125,428	4,479,335
Percent	48.5%				47.9%		48.2%
Operating income	576,569	43,730	30,716	10,194	661,209	11,235	649,974
Percent	6.0%				6.9%		7.0%
Diluted earnings per share from continuing operations (e)	0.64	0.08	0.43	(0.32)	0.84	0.02	0.82
Notes:
(a) Costs related to Reinvent, VF's transformation program, including restructuring charges and project-related costs, were ($7.6) million and $43.7 million in the three and twelve months ended March 2026, respectively. These costs related primarily to severance and employee-related benefits and expenses related to the engagement of a consulting firm to support VF's transformation journey. VF entered into a contract with a consulting firm during the second quarter of Fiscal 2025, with services under the contract substantially completed in the third quarter of Fiscal 2026. In addition to payment for services, the contract includes contingent fees tied to increases in VF's stock price through June 2027. Expenses related to the contract, including contingent fees, were ($4.1) million and $21.2 million in the three and twelve months ended March 2026, respectively. Reinvent resulted in a net tax expense of $1.8 million and a net tax benefit of $10.0 million in the three and twelve months ended March 2026, respectively.
The Company incurred $205.0 million in total restructuring charges in connection with Reinvent. Substantially all restructuring actions were completed at the end of the first quarter of Fiscal 2026. Total fees associated with the contract with the consulting firm could be up to $146.0 million, with $75.0 million of the fees contingent on increases to VF’s stock price through June 2027.
(b) VF recognized a non-cash impairment charge related to the Napapijri reporting unit goodwill of $30.7 million during the twelve months ended March 2026.

VF CORPORATION
Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Twelve Months Ended March 2026
(Unaudited)
(In thousands, except per share amounts)

Non-cash pension settlement charges of $158.1 million and $192.1 million were recorded in the other income (expense), net line item during the three and twelve months ended March 2026, respectively, related to the termination of the U.S. qualified plan, which was completed as of the end of Fiscal 2026.
Pension excise tax of $25.1 million was recorded in the other income (expense), net line item during the three and twelve months ended March 2026, related to the termination of the U.S. qualified plan.
The impairment, pension settlement charges and pension excise tax resulted in a net tax benefit of $68.9 million and $78.3 million in the three and twelve months ended March 2026, respectively.
(c) Transaction and deal related activities include costs associated with the divestiture of Dickies, which totaled $10.2 million for the twelve months ended March 2026. Additionally, the activities include a working capital adjustment of $11.9 million as a reduction to the pre-tax gain on sale related to the divestiture of Dickies and a $127.2 million final pre-tax gain on sale related to Dickies, which were recorded in the other income (expense), net line item in the Consolidated Statements of Operations in the three and twelve months ended March 2026, respectively. The transaction and deal related activities resulted in a net tax benefit of $1.8 million and $7.7 million in the three and twelve months ended March 2026, respectively.
(d) The “Adjusted Contribution from Dickies” column represents the operating results of Dickies for the twelve months ended March 2026 on an adjusted basis. This column excludes transaction and deal related costs as described above. The adjusted contribution from Dickies resulted in a net tax expense of $3.3 million for the twelve months ended March 2026.
(e) Amounts shown in the table have been calculated using unrounded numbers. The diluted earnings (loss) per share impacts were calculated using 391,371,000 and 395,875,000 weighted average common shares for the three and twelve months ended March 2026, respectively.

Non-GAAP Financial Information
The financial information above has been presented on a GAAP basis, on an adjusted basis, which excludes the impact of Reinvent, an impairment charge, pension settlement charges, pension excise tax, and transaction and deal related activities, and on an adjusted basis excluding Dickies, which also excludes the operating results of Dickies on an adjusted basis. These adjusted presentations provides non-GAAP measures and are not based on any comprehensive set of accounting rules or principles. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations.
Management uses the above financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non-GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies. These measures should be used to evaluate the Company's results of operations only in conjunction with the corresponding GAAP measures.

VF CORPORATION
Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures - Twelve Months Ended March 2026
(Unaudited)
(In thousands, except per share amounts)

Twelve Months Ended March 2026
Operating income - as reported under GAAP	$576,569
Adjustments to operating income:
Reinvent (a)	43,730
Impairment charge (b)	30,716
Transaction and deal related activities (c)	10,194
Adjusted operating income	661,209
Other income (expense), net - as reported under GAAP	(86,608)
Adjustments to other income (expense), net:
Reinvent (d)	(531)
Pension settlement charges and pension excise tax (e)	217,156
Transaction and deal related activities (f)	(127,211)
Adjusted other income (expense), net	2,806
Depreciation, amortization and other asset write-downs - as reported	280,529
Adjustments to depreciation, amortization and other asset write-downs:
Reinvent (g)	(2,837)
Transaction and deal related activities (h)	(10,079)
Adjusted depreciation, amortization and other asset write-downs	267,613
Operating lease cost	411,339
Adjusted EBITDA	$1,342,967
Notes:
(a) Costs related to Reinvent, VF's transformation program, including restructuring charges and project-related costs, which totaled $43.7 million. These costs related primarily to severance and employee-related benefits and expenses related to the engagement of a consulting firm to support VF's transformation journey.
(b) Non-cash impairment charge related to the Napapijri reporting unit goodwill of $30.7 million.
(c) Transaction and deal related activities include costs associated with the divestiture of Dickies, which totaled $10.2 million.
(d) Curtailment gains of $0.5 million, related to Reinvent, recorded within the other income (expense), net line item related to employee exits from an international plan resulting from restructuring actions.
(e) Non-cash pension settlement charges of $192.1 million and pension excise tax of $25.1 million were recorded in the other income (expense), net line item related to the termination of the U.S. qualified plan, which was completed as of the end of Fiscal 2026.
(f) Transaction and deal related activities include the final pre-tax gain related to the divestiture of Dickies of $127.2 million, which was recorded in the other income (expense), net line item.
(g) Asset impairments and write-downs of $2.8 million related to Reinvent.
(h) Asset impairments and write-downs of $10.1 million associated with the divestiture of Dickies.
Non-GAAP Financial Information
The financial information above has been presented on a GAAP basis and on an adjusted basis, which excludes the impact of Reinvent, an impairment charge, pension settlement charges, pension excise tax, transaction and deal related activities, depreciation, amortization and other asset write-downs, and operating lease cost. The adjusted presentation and adjusted EBITDA provide non-GAAP measures. Management uses these measures in calculating VF’s net debt leverage ratio, which is a key ratio used by management, investors and rating agencies to assess our ability to meet our debt obligations.
While management believes these non-GAAP financial measures are useful for the above purpose, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies.

VF CORPORATION
Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Twelve Months Ended March 2025
(Unaudited)
(In thousands, except per share amounts)

Three Months Ended March 2025	As Reported under GAAP	Reinvent (a)	Impairment Charges (b)	Transaction and Deal Related Activities (c)	Adjusted	Less: Adjusted Contribution from Dickies (d)	Adjusted Excluding Dickies
Revenues	$2,143,771	$—	$—	$—	$2,143,771	$139,272	$2,004,499
Gross profit	1,142,456	1,560	—	—	1,144,016	60,741	1,083,275
Percent	53.3%				53.4%		54.0%
Selling, general and administrative expenses	1,177,101	(54,674)	—	—	1,122,427	55,134	1,067,293
Percent	54.9%				52.4%		53.2%
Operating income (loss)	(72,887)	56,234	38,242	—	21,589	5,607	15,982
Percent	(3.4%)				1.0%		0.8%
Diluted earnings (loss) per share from continuing operations (e)	(0.39)	0.16	0.10	0.00	(0.13)	0.01	(0.14)

Twelve Months Ended March 2025	As Reported under GAAP	Reinvent (a)	Impairment Charges (b)	Transaction and Deal Related Activities (c)	Adjusted	Less: Adjusted Contribution from Dickies (d)	Adjusted Excluding Dickies
Revenues	$9,504,691	$—	$—	$—	$9,504,691	$542,065	$8,962,626
Gross profit	5,083,865	1,972	—	—	5,085,837	233,467	4,852,370
Percent	53.5%				53.5%		54.1%
Selling, general and administrative expenses	4,690,850	(160,672)	—	(490)	4,529,688	206,738	4,322,950
Percent	49.4%				47.7%		48.2%
Operating income	303,773	162,644	89,242	490	556,149	26,730	529,419
Percent	3.2%				5.9%		5.9%
Diluted earnings per share from continuing operations (e)	0.18	0.36	0.20	0.00	0.74	0.06	0.67
Notes:
(a) Costs related to Reinvent, VF's transformation program, including restructuring charges and project-related costs, were $56.2 million and $162.6 million in the three and twelve months ended March 2025, respectively. These costs related primarily to severance and employee-related benefits and expenses related to the engagement of a consulting firm to support VF's transformation journey. VF entered into a contract with a consulting firm during the second quarter of Fiscal 2025, with services under the contract substantially completed in the third quarter of Fiscal 2026. In addition to payment for services, the contract includes contingent fees tied to increases in VF's stock price through June 2027. Expenses related to the contract, including contingent fees, were $16.4 million and $76.4 million in the three and twelve months ended March 2025, respectively. Reinvent resulted in a net tax expense of $5.5 million and a net tax benefit of $21.2 million in the three and twelve months ended March 2025, respectively.
(b) VF recognized a non-cash goodwill impairment charge related to the Icebreaker reporting unit of $38.2 million during the three months ended March 2025. During the twelve months ended March 2025, VF recognized non-cash impairment charges related to the Dickies indefinite-lived trademark intangible asset and Icebreaker reporting unit goodwill of $51.0 million and $38.2 million, respectively. The impairment charges resulted in a net tax benefit of $10.5 million in the twelve months ended March 2025. Because Dickies is not considered a discontinued operation, the impairment is considered an adjustment to derive the Adjusted non-GAAP measure.
(c) Transaction and deal related activities reflect activities associated with the review of strategic alternatives for the Global Packs business, consisting of the Kipling®, Eastpak® and JanSport® brands, which totaled $0.5 million for the twelve months ended March 2025. The transaction and deal related activities resulted in a net tax benefit of $0.1 million in the twelve months ended March 2025.

VF CORPORATION
Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Twelve Months Ended March 2025
(Unaudited)
(In thousands, except per share amounts)
(d) The “Adjusted Contribution from Dickies” column represents the operating results of Dickies for the three and twelve months ended March 2025 on an adjusted basis. This column excludes a non-cash impairment charge as described above. The adjusted contribution from Dickies resulted in a net tax expense of $1.5 million and $5.6 million for the three and twelve months ended March 2025, respectively.
(e) Amounts shown in the table have been calculated using unrounded numbers. The diluted earnings (loss) per share impacts were calculated using 389,605,000 and 392,571,000 weighted average common shares for the three and twelve months ended March 2025, respectively.
Non-GAAP Financial Information
The financial information above has been presented on a GAAP basis, on an adjusted basis, which excludes the impact of Reinvent, impairment charges and transaction and deal related activities, and on an adjusted basis excluding Dickies, which also excludes the operating results of Dickies on an adjusted basis. These adjusted presentations provides non-GAAP measures and are not based on any comprehensive set of accounting rules or principles. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations.
Management uses the above financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non-GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies. These measures should be used to evaluate the Company's results of operations only in conjunction with the corresponding GAAP measures.

VF CORPORATION
Supplemental Financial Information
Reportable Segment Information - Constant Currency Basis
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 2026
	As Reported	Adjust for Foreign
	under GAAP	Currency Exchange	Constant Currency
Revenues:
Outdoor segment	$1,339,839	$(66,250)	$1,273,589
Active segment	588,695	(25,342)	563,353
All Other	237,500	(12,059)	225,441
Total revenues	$2,166,034	$(103,651)	$2,062,383
Segment profit (loss):
Outdoor segment	$175,004	$(11,158)	$163,846
Active segment	(14,921)	(2,096)	(17,017)
Total segment profit	160,083	(13,254)	146,829
Corporate and other expenses (a)	(321,613)	1,077	(320,536)
Interest expense, net	(26,803)	(825)	(27,628)
“All Other” profit	25,004	(1,232)	23,772
Loss from continuing operations before income taxes	$(163,329)	$(14,234)	$(177,563)
Diluted net loss per share change from continuing operations	21%	(8%)	13%
(a) A reduction to the gain on the sale of Dickies to reflect final working capital adjustments of $11.9 million was recorded in the other income (expense), net line item in the Consolidated Statement of Operations for the three months ended March 2026. In addition, pension settlement charges of $158.1 million and excise taxes of $25.1 million related to the termination of the U.S. qualified plan were recorded in the other income (expense), net line item in the Consolidated Statement of Operations for the three months ended March 2026.
Constant Currency Financial Information
VF is a global company that reports financial information in U.S. dollars in accordance with GAAP. Foreign currency exchange rate fluctuations affect the amounts reported by VF from translating its foreign revenues and expenses into U.S. dollars. These rate fluctuations can have a significant effect on reported operating results. As a supplement to our reported operating results, we present constant currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. We use constant currency information to provide a framework to assess how our business performed excluding the effects of changes in the rates used to calculate foreign currency translation. Management believes this information is useful to investors to facilitate comparison of operating results and better identify trends in our businesses.
To calculate foreign currency translation on a constant currency basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).
These constant currency performance measures should be viewed in addition to, and not in lieu of or superior to, our operating performance measures calculated in accordance with GAAP. The constant currency information presented may not be comparable to similarly titled measures reported by other companies.

VF CORPORATION
Supplemental Financial Information
Reportable Segment Information - Constant Currency Basis
(Unaudited)
(In thousands, except per share amounts)

	Twelve Months Ended March 2026
	As Reported	Adjust for Foreign
	under GAAP	Currency Exchange	Constant Currency
Revenues:
Outdoor segment	$5,741,792	$(169,273)	$5,572,519
Active segment	2,720,967	(66,627)	2,654,340
All Other	1,142,448	(30,554)	1,111,894
Total revenues	$9,605,207	$(266,454)	$9,338,753
Segment profit:
Outdoor segment	$841,200	$(29,973)	$811,227
Active segment	103,043	(8,354)	94,689
Total segment profit	944,243	(38,327)	905,916
Impairment of goodwill	(30,716)	—	(30,716)
Corporate and other expenses (a)	(511,815)	2,094	(509,721)
Interest expense, net	(148,743)	(2,298)	(151,041)
“All Other” profit	88,249	(3,335)	84,914
Income from continuing operations before income taxes	$341,218	$(41,866)	$299,352
Diluted earnings per share change from continuing operations	265%	(52%)	213%
(a) A final pre-tax gain on the sale of Dickies of $127.2 million was recorded in the other income (expense), net line item in the Consolidated Statement of Operations for the twelve months ended March 2026. In addition, pension settlement charges of $192.1 million and excise taxes of $25.1 million related to the termination of the U.S. qualified plan were recorded in the other income (expense), net line item in the Consolidated Statement of Operations for the twelve months ended March 2026.
Constant Currency Financial Information
VF is a global company that reports financial information in U.S. dollars in accordance with GAAP. Foreign currency exchange rate fluctuations affect the amounts reported by VF from translating its foreign revenues and expenses into U.S. dollars. These rate fluctuations can have a significant effect on reported operating results. As a supplement to our reported operating results, we present constant currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. We use constant currency information to provide a framework to assess how our business performed excluding the effects of changes in the rates used to calculate foreign currency translation. Management believes this information is useful to investors to facilitate comparison of operating results and better identify trends in our businesses.
To calculate foreign currency translation on a constant currency basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).
These constant currency performance measures should be viewed in addition to, and not in lieu of or superior to, our operating performance measures calculated in accordance with GAAP. The constant currency information presented may not be comparable to similarly titled measures reported by other companies.